Exhibit 2

COLUMBIA FUNDS SERIES TRUST

COLUMBIA FUNDS SERIES TRUST II

COLUMBIA FUNDS VARIABLE SERIES TRUST II

COLUMBIA ETF TRUST

COLUMBIA ETF TRUST I

COLUMBIA ETF TRUST II

Action by Written Consent of the Board

The undersigned, being at least a majority of the members of the Board (“Board”) of Trustees/Directors of the various series (the “Funds”) of each of Columbia Funds Series Trust, Columbia Funds Series Trust II, Columbia Funds Variable Series Trust II, Columbia ETF Trust, Columbia ETF Trust I and Columbia ETF Trust II (the “Trusts”), do hereby consent to the following actions, which actions shall be treated for all purposes as votes taken at a meeting of the Board of Trustees.

Consideration of Insurance Program

VOTED:	That the proposed joint fidelity bond for the Trusts and the Columbia Atlantic Entities be, and it hereby is, approved, with such changes as counsel to the Funds may approve.

VOTED:	That, having taken into consideration all relevant factors, including, but not limited to, the number of other parties named as insureds, the nature of the business activities of such other parties, the amount of the joint fidelity bond, the amount of the premium for such bond, the ratable allocation of the premium among all parties named as insureds and the extent to which the share of the premium allocated to such Fund is less than the premium it would have had to pay if it had provided and maintained a single fidelity bond, the portion of the premium to be paid by each Fund pursuant to Rule 17g-1(e) under the 1940 Act be, and it hereby is, approved.

VOTED:	That the Board hereby determines that the participation, through June 30, 2022, of the Trusts and the Columbia Atlantic Entities in the Joint Insurance Agreement included in the BoardVantage materials for the December 22, 2020 meeting of the Governance Working Group, pursuant to which the parties agree that in the event recovery is received under the bond as a result of a loss sustained by a Fund and one or more other insureds, such Fund shall receive an equitable and proportionate share of the recovery at least equal to the amount which it would have received had it maintained a single fidelity bond, is in the best interests of the Funds.

VOTED:	That the Secretary or Assistant Secretary of each Trust be, and each hereby is, authorized to cause such bond and joint fidelity bond agreement or any amendment thereto to be filed with the SEC pursuant to Rule 17g-1(g) under the 1940 Act.

Exhibit 2

COLUMBIA FUNDS SERIES TRUST I

COLUMBIA FUNDS VARIABLE INSURANCE TRUST

Action by Written Consent of the Board

The undersigned, being at least a majority of the members of the Board (“Board”) of Trustees of the various series (the “Funds”) of each of Columbia Funds Series Trust I and Columbia Funds Variable Insurance Trust, each a Massachusetts business trust (the “Trusts”), do hereby consent to the following actions, which actions shall be treated for all purposes as votes taken at a meeting of the Board of Trustees.

Consideration of Insurance Program

VOTED:	That the proposed joint fidelity bond for the Trusts and the Columbia Funds Entities be, and it hereby is, approved, with such changes as counsel to the Funds may approve.

VOTED:	That, having taken into consideration all relevant factors, including, but not limited to, the number of other parties named as insureds, the nature of the business activities of such other parties, the amount of the joint fidelity bond, the amount of the premium for such bond, the ratable allocation of the premium among all parties named as insureds and the extent to which the share of the premium allocated to such Fund is less than the premium it would have had to pay if it had provided and maintained a single fidelity bond, the portion of the premium to be paid by each Fund pursuant to Rule 17g-1(e) under the 1940 Act be, and it hereby is, approved.

VOTED:	That the Board hereby determines that the participation, through June 30, 2022, of the Trusts and the Columbia Funds Entities in the Joint Insurance Agreement included in the BoardVantage materials for the December 22, 2020 meeting of the Governance Working Group, pursuant to which the parties agree that in the event recovery is received under the bond as a result of a loss sustained by a Fund and one or more other insureds, such Fund shall receive an equitable and proportionate share of the recovery at least equal to the amount which it would have received had it maintained a single fidelity bond, is in the best interests of the Funds.

VOTED:	That the Secretary or Assistant Secretary of each Trust be, and each hereby is, authorized to cause such bond and joint fidelity bond agreement or any amendment thereto to be filed with the SEC pursuant to Rule 17g-1(g) under the 1940 Act.